TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST BLS 1997-6

                               FINANCIAL STATEMENT
                        FOR THE YEAR ENDED JUNE 30, 1998

                         TOGETHER WITH AUDITORS' REPORT


















            TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST BLS 1997-6


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                         TABLE OF CONTENTS

DESCRIPTION                                           PAGES

Independent Auditors' Report                            3

Schedule of Cash Receipts and Disbursements             4
 for the year ended June 30, 1998

Notes to Financial Statement                          5 - 6





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REPORT OF INDEPENDENT AUDITORS

The Trustee of TIERS Corporate Bond-Backed Certificates
Trust BLS 1997-6

We have audited the accompanying Schedule of Receipts and Disbursements (the "Schedule") of TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 for the year ended June 30, 1998. This
Schedule is the responsibility of TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 Trustees. Our responsibility is to express an opinion on this Schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the financial statement presents receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 for the year ended June 30, 1998 on the basis of accounting as described in Note 2.

Aston Bell & Associates
January 15, 1999



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TIERS Corporate Bond-Backed Certificates
Trust BLS 1997-6
Schedule of Receipts and
Disbursements

For the Year Ended June 30,
1998

RECEIPTS

 Interest on $25,000,000 p.a. Bell South
Communications Inc.7 1/2% Debentures due
June 15, 2033                                             $937,500

Interest on $6,603,000 p.a. Bell South
Communications Inc.  7 1/2% Debentures due
June 15, 2033                                              247,613
                                                        ----------

 Total Cash Receipts                                    $1,185,113
                                                        ==========


DISBURSEMENTS

Interest paid on $9,180,000 p.a. TIERS
Trust BLS 1997-6, Amortizing Class                      $  300,645

Interest paid on $2,424,621.60 p.a. TIERS
Trust BLS 1997-6, Amortizing Class                          73,898

Principal paid on TIERS Trust BLS
1997-6, Amortizing Class                                   810,570
                                                        ----------
 Total Cash  Disbursements                              $1,185,113
                                                     =============


The accompanying notes are an integral part of the financial statement



                                       4
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                             ASTON BELL & ASSOCIATES

            TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST BLS 1997-6
                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 1998

NOTE 1

TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 (the "Trust") was formed pursuant to the Trust Agreement dated as of July 17, 1997 (the "Closing Date"), between Structured Products Corp., as depositor, and First Trust of New York, National Association, as trustee, as supplemented by the Series BLS 1997-6 Supplement dated as of July 17, 1997. The Trust Agreement was qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Securities of the Trust are Certificates, each of which represents a fractional undivided beneficial interest in the Trust; these securities were issued pursuant to the Trust Agreement and consisted of two classes: the ZTF Class Certificates and the Amortizing Class Certificates. In addition, the Term Assets are the sole assets of the Trust from which Certificateholders will receive any distributions.

NOTE 2

The financial statement presents receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust BLS 1997-6 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles. Certain financial statement items are defined in the trust indenture as follows:

Term Assets - The Term Assets consist of $25,000,000 aggregate principal amount of BellSouth Telecommunications, Inc. Forty Year 7 1/2% Debentures, due June 15, 2033, having the characteristics described in a prospectus dated June 8, 1993 and a supplement thereto dated May 17, 1993. The Term Assets were issued and sold as part of an underwritten public offering of $300,000,000 aggregate principal amount of such securities.


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            TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST BLS 1997-6
                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 1998

NOTE 2 - CONTINUED

     ZTF Class Certificates - The ZTF Class Certificates consist of $25,000,000 aggregate Certificate Principal Balance. Subject to the redemption of the Term Assets by the Term Assets Issuer on June 15, 2003, as described below, no cash distributions will be made on the ZTF Class Certificates. Instead, the ZTF Class Certificates outstanding on June 15, 2003 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates.


     Amortizing Class Certificates - The Amortizing Class Certificates consist of $9,180,000 aggregate initial Certificate Principal Balance. Distributions on the Amortizing Class Certificates will consist of semiannual Fixed Payments payable on each Distribution Date up to and including June 15, 2003.


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